EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Numbers 333-49365, 333-30457 and 333-05571) of
Integrated Packaging Assembly Corporation of our report dated February 8, 1999 appearing on page 25 of this Form 10-K/A.





PricewaterhouseCoopers LLP
San Jose, California
April 27, 1999



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